Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered into as of February 9, 2018 by and among American Realty Capital New York City REIT, Inc., a Maryland corporation (the “Company”), and the other entities and natural persons set forth on the signature page hereto (collectively, “Cove”) (each of the Company and each person constituting Cove is hereafter referred to as a “Party” to this Agreement, and collectively as the “Parties”).

RECITALS

WHEREAS, in connection with the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) the Company has, among other things, solicited proxies from its stockholders requesting that they approve certain amendments (the “Proposed Charter Amendments”) to the Company’s Articles of Amendment and Restatement (as it may be subsequently amended and/or amended and restated from time to time, the “Charter”) as described in the Company’s proxy statement dated April 24, 2017 as amended or supplemented;

WHEREAS, the Annual Meeting was originally called to order on June 27, 2017 and was reconvened and adjourned on both July 19, 2017 (to August 2, 2017) and August 2, 2017 (to September 7, 2017) to permit the further solicitation of votes on the Proposed Charter Amendments;

WHEREAS, the original record date for the Annual Meeting was the close of business on April 4, 2017 which record date was changed to the close of business on August 2, 2017 for the purpose of determining stockholders entitled to notice of and to vote at the reconvened Annual Meeting to be held for the purpose of considering the approval of the Proposed Charter Amendments;

WHEREAS, Cove has solicited proxies from the Company’s stockholders requesting that they vote against the Proposed Charter Amendments;

WHEREAS, the adjourned portion of the Company’s annual meeting of stockholders was held on September 7, 2017 for the purpose of considering and voting on the Proposed Charter Amendments (the “Meeting”);

WHEREAS, the Company appointed William Marsh and Creighton D. Dunlop of IVS Associates, Inc. (“IVS”) to serve as inspector of elections (the “Inspector of Elections”) at the Meeting;

WHEREAS, on September 25, 2017 IVS delivered to the Company and Cove preliminary voting results from the Meeting certified by the Inspector of Elections (the “Preliminary Results”)

WHEREAS, the Preliminary Results were contested by the Company and were the subject of a review and challenge session held at IVS’ offices on December 19, 2017; and

WHEREAS, the Company and Cove are each desirous of having the Inspector of Elections rule on each of the challenges, to issue a final report and to certify the final tabulation of votes at the Meeting and have agreed (i) not to pursue any further challenges and (ii) to certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:

1.Certification of Meeting Results.

As soon as practicable following the execution and delivery of this Agreement (but in no event later than five (5) days after the date of this Agreement) each of the Company and Cove will jointly request in writing (the “IOE Request”) that the Inspector of Elections rule on each of the challenges raised at the challenge session on December 19, 2017, issue a final report and certify the final tabulation of votes cast at the Meeting (the “Final Results”) with respect to each of the Proposed Charter Amendments, in the form attached hereto as Exhibit A. The Final Results will be final and binding on each of the Company and Cove and shall not be subject to further review or contest (judicial or otherwise).

2.Standstill Provisions. Cove agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates shall, and it shall cause each of its Affiliates and Associates not to, directly or indirectly, in any manner:

(a)    engage in any solicitation of proxies or consents, become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or otherwise communicate a position or recommendation in opposition to any proposal or proposals made by the Company and recommended by the Company’s board of directors (the “Board”) at any annual or special meeting of the Company’s stockholders regarding the election of nominees to serve as directors of the Company, ratification of the Company’s independent accounting firm or auditor or any proposal or proposals to amend the Company’s Charter which are materially consistent (in whole or in part) with the Proposed Charter Amendments (each meeting a “Covered Meeting” and each proposal a “Covered Proposal”);

(b)    seek, or encourage any person or entity, to contest or vote against the election of any directors or seek, encourage or take any other action to contest any proposal or proposals to amend the Charter;

(c)    (i) make any proposal for consideration by stockholders at any Covered Meeting or (ii) call or seek to call a special meeting of stockholders of the Company;

(d)    seek, alone or in concert with others, representation on the Board;

(e)    seek to advise, support, influence or knowingly encourage any person or entity to vote his, her or its shares in opposition to any action recommended by the Board at any Covered Meeting;

(f)    institute any litigation against the Company, its directors, officers, advisors or other agents, make any “books and records” demands against the Company or make application or demand to a court or other person or entity for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates; provided, however, that nothing shall prevent Cove from bringing litigation to enforce the provisions of this Agreement;

(g)    enter into or maintain any economic, compensatory, pecuniary or other arrangements with any director or nominees for director of the Company;

(h)    make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party; or

(i)    enter into any negotiations, discussions, agreement, arrangement or understanding with any person or entity concerning any of the foregoing (other than this Agreement) or encourage or solicit any person or entity to undertake any of the foregoing activities.

For purposes of this Agreement, the terms (i) “Standstill Period” means, subject to Section 7, the period commencing on the date of this Agreement and ending on the date which is three (3) years after the date of this Agreement and (ii) “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, including the rules or regulations promulgated thereunder (the “Exchange Act”), and shall include all persons or entities that at any time during the terms of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

3.Representations and Warranties of the Company. The Company represents and warrants to Cove that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

4.Representations and Warranties of Cove. Each person constituting Cove jointly and severally represents and warrants to the Company that (a) this Agreement has been duly and validly authorized, executed and delivered by Cove and constitutes a valid and binding obligation and agreement of Cove, enforceable against each person constituting Cove in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (b) each person constituting Cove has the full power and authority or capacity in the case of any natural person to execute this Agreement and to bind it thereto and (c) prior to the date hereof Cove has delivered to the Company true, complete and correct documents evidencing the out-of-pocket expenses it has incurred in connection with the Meeting, the challenges relating to the proxies delivered and the votes cast at the Meeting and the negotiation and execution of this Agreement.

5.Publicity. Neither the Company (including the Board and any committee thereof) nor Cove shall issue any press release or make any public announcement regarding this Agreement or the matters contemplated hereby including, without limitation, publication of the Final Results or any other matter relating to the Meeting without the prior written consent of the other Party; provided, however, nothing herein shall prohibit the Company from (i) filing with the SEC the Form 8-K in the form attached hereto as Exhibit B with the blanks completed based on the delivery and tabulation of the Final Results (and amending that form in response to any comments received from the SEC), (ii) filing a copy of the agreement with the SEC as required by the Exchange Act, (iii) making any other disclosures regarding the Agreement or the matters contemplated hereby in any SEC filing required under the Exchange Act or in any proxy statement relating to a Covered Meeting provided that the Company shall, to the extent reasonably practicable, give Cove a reasonable time to comment on the portion of such SEC filing or proxy statement that relates to this Agreement or the matters contemplated hereby, and (iv) issuing a press release the content of which is materially consistent with all or a portion of the Introductory Statement included in the Form 8-K referenced in clause (i) above. During the Standstill Period, neither the Company nor Cove shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement.

6.Specific Performance. Each person constituting Cove, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Cove, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation (or threatened violation) of, the terms hereof, and the other Party hereto (a) will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity, and (b) agrees to waive any applicable right or requirement that a bond be posted by the Moving Party. The prevailing party in any such action shall reimburse the non-prevailing party for all of its reasonable and documented out-of-pocket costs incurred in connection therewith, in addition to any relief to which the prevailing party is entitled. This Section 6 is not the exclusive remedy for any violation of this Agreement, but will be in addition to all other remedies available at law or in equity.

7.Payment. The Company shall, within five (5) days after the execution and delivery of this Agreement, pay Cove Four Hundred and Twenty-Five Thousand Dollars ($425,000) for its time, effort and expense relating to the Company, the Meeting and the negotiation and execution of this Agreement and for its other promises and agreements included herein. Failure to make the foregoing payment within such time period will result in the immediate expiration of the Standstill Period; provided, however, that the Standstill Period will be reinstituted at such time as the Company makes such payment to Cove in full.

8.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

9.Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by e-mail (provided such confirmation is not automatically generated); or (c) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

American Realty Capital New York City REIT, Inc.
405 Park Avenue
New York, New York 10022
Attention:    Edward M. Weil, Jr.
Email:    MWeil@ar-global.com

with a copy (which shall not constitute notice) to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention:    Steven L. Lichtenfeld
E-mail:    slichtenfeld@proskauer.com
-and-

Proskauer Rose LLP
Three First National Plaza
70 West Madison, Suite 3800
Chicago, IL 60602
Attention:    Michael J. Choate
E-mail:    mchoate@proskauer.com
If to Cove:
Cove Partners III LLC
83 Bay Drive East
Huntington, New York 11743
Email:    mashner@winthropcapital.com
with a copy (which shall not constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention:    Steve Wolosky
Email: swolosky@olshanlaw.com

10.Applicable Law. This Agreement, and all claims or causes of actions (whether at law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Maryland). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the courts of the State of Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments thereof may be appealed (the “Chosen Courts”). Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any Party, whether sounding in tort, contract or otherwise, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Chosen Court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law. The Parties acknowledge that nothing in this Agreement shall limit the exercise of any director’s duty as a director of the Company under applicable law.

11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

12.Mutual Non-Disparagement. Subject to applicable law or the requirements of any legal proceeding, each of the Parties covenants and agrees that during the Standstill Period, neither it nor any of its respective agents, subsidiaries, Affiliates, successors, assigns, officers or directors, shall in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander the other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), directors (including any current director of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), employees, advisors or managers (including, in the case of Cove, New York City Advisors, LLC and AR Global Investments LLC), stockholders, agents, attorneys or representatives (in each of the foregoing cases, in their capacity as such), or any of their businesses, in any manner that would reasonably be expected to damage the business or reputation of such other Party, its businesses or its subsidiaries, Affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, advisors, managers, stockholders, agents, attorneys or representatives (in each of the foregoing cases, in their capacity as such).

13.Securities Laws. Cove acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person or entity who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.

14.Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties with respect to the subject matter of this Agreement other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Cove. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Cove, the prior written consent of the Company, and with respect to the Company, the prior written consent of Cove. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

AMERICAN REALTY CAPITAL
NEW YORK CITY REIT, INC.

By: /s/ Edward M. Weil	Name: Edward M. Weil, Jr.
Title: Chief Executive Officer, President, and Secretary
COVE PARTNERS III LLC
By: /s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Managing Partner
/s/ Michael L. Ashner
MICHAEL L. ASHNER
/s/ John Alba
JOHN ALBA

EXHIBIT A

Via Email and Federal Express

Mr. William Marsh
Mr. Creighton D. Dunlop
c/o IVS Associates, Inc.
1000 N. West Street, Suite 1200
Wilmington, DE 19801

Re:    American Realty Capital New York City REIT, Inc. (the “Company”)
Certification of Results from September 7, 2017 Annual Meeting

Dear Messrs. Marsh and Dunlop:

The undersigned, the Company and Cove Partners III LLC (“Cove”), hereby jointly request that in your capacity as inspector of elections at the Company’s September 7, 2017 annual meeting of stockholders (the “Meeting”) that you certify the final tabulation of results from that Meeting as promptly as possible. In connection with the foregoing, we trust that you will consider, as you deem appropriate, the review and challenge session held at your offices on December 19, 2017.

This letter may be executed in two or more counterparts, each of which shall be considered one and the same letter and shall become effective when counterparts have been signed by each of the Company and Cove and delivered to the addressees.

Very truly yours,

American Realty Capital New York City REIT, Inc.

By:
                        Name:
Title:

Cove Partners III LLC

By:
                        Name:
Title:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  [●], 2018

American Realty Capital New York City REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Current Report on Form 8-K/A is being filed by American Realty Capital New York City REIT, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2017 (as amended on September 29, the “Original Report”) to announce the preliminary results of the Company’s 2017 annual meeting of stockholders reconvened on September 7, 2017 (the “Annual Meeting”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2017, stockholders duly elected all four nominees for the Company’s board of directors and ratified the appointment of KPMG as the Company’s independent registered public accounting firm at the 2017 annual meeting convened on August 2, 2017. The Original Report disclosed that the vote at the Annual Meeting was contested, as well as the preliminary tabulation results received from the independent inspectors of election for the Annual Meeting who are employed by IVS Associates, Inc. (the “Election Inspectors”) with respect to Proposals 3 through 11 to amend certain provisions (the “Proposed Charter Amendments”), of the Company’s charter (the “Charter”) as described in greater detail in the Company’s definitive proxy statement dated April 24, 2017, as amended or supplemented. This Amendment is being filed to disclose that the final report and certification of the final tabulation of votes cast at the Annual Meeting (the “Final Report”) was received by the Company from the Election Inspectors on [•], 2018, as well as the Company’s entry into a settlement agreement (the “Settlement Agreement”) with Cove Partners III LLC and certain of its affiliates (collectively, “Cove”) which contested the adoption of the Proposed Charter Amendments. The Company disagrees with certain decisions made in connection with tabulating the votes reflected in the Final Report. Nevertheless, the Company has concluded that resolving the contest and entering into the Settlement Agreement is in the Company’s best interest.

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement

On [●], 2018, the Company entered into the Settlement Agreement, pursuant to which the Company and Cove requested that the Election Inspectors issue the Final Report. The parties agreed that the Final Report would be final and binding and not be subject to further review or contest (judicial or otherwise).

Pursuant to the Settlement Agreement, Cove has agreed to standstill restrictions from the date of the Settlement Agreement and for three years afterwards (the “Standstill Period”) prohibiting Cove from, among other things:

◦
engaging in any solicitation of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or otherwise communicate a position or recommendation in opposition to any proposal or proposals made by the Company and recommended by the Company’s board of directors (the “Board”) at any annual or special meeting of the Company’s stockholders regarding the election of nominees to serve as directors of the Company, ratification of the Company’s independent accounting firm or auditor or any proposal or proposals to amend the Charter which are consistent (in whole or in part) with the Proposed Charter Amendments (each meeting a “Covered Meeting” and each proposal a “Covered Proposal”)

◦	seeking, alone or in concert with others, representation on the Board;

◦	instituting certain litigation against the Company;

◦	making any proposal for consideration by stockholders at any Covered Meeting or call or seek to call a special meeting of stockholders of the Company; and

◦	seeking to advise, support, influence or knowingly encourage any person or entity to vote his, her or its shares in opposition to any action recommended by the Board at any Covered Meeting.

Each of the parties to the Settlement Agreement are also be subject to customary mutual non-disparagement and non-disclosure obligations.

The Company agreed to pay Cove for its time, effort and expense relating to the Company, the Annual Meeting and the negotiation and execution of the Settlement Agreement and for its other promises and agreements included herein.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Settlement Agreement, a copy of which will be filed as an exhibit to a future filing by the Company with the Securities and Exchange Commission.

Item 5.07 Submission of Matters to a Vote of Security Holders

Final Voting Results

At the Annual Meeting, there were present, in person or by proxy, stockholders holding an aggregate of [•] shares of the Company’s common stock, out of a total number of 31,095,858 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately [•]% of the shares entitled to be voted.

The voting results for Proposals 3 through 11 pursuant to the Final Report are set forth below.

Proposal 3. The proposal to amend certain provisions of the Charter regarding the Company’s equity stock did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 4. The proposal to amend certain provisions of the Charter regarding stockholder voting rights did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 5. The proposal to amend certain provisions of the Charter regarding stockholder information rights did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 6. The proposal to amend certain provisions of the Charter regarding the composition of the Company’s board of directors did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 7. The proposal to amend certain provisions of the Charter regarding the conduct of the Company’s board of directors did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 8. The proposal to amend certain provisions of the Charter regarding the conduct of the Company’s business did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 9. The proposal to amend certain provisions of the Charter restricting transfer and ownership of sales did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 10. The proposal to amend certain provisions of the Charter to remove provisions stating that the NASAA REIT Guidelines control interpretation of the Charter did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

Proposal 11. The proposal to amend certain provisions of the Charter relating to the Company’s advisor and its affiliates did [not] receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
[x]	[x]	[x]	*

*	No broker non-votes were recorded in connection with Proposals 3 through 11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital New York City REIT, Inc.

Date: [•], 2018	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary